UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

                      AMENDMENT NO. 1
                        FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
		SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 1998

		Commission file number     0-8609

	          Future Petroleum Corporation
	(Exact name of small business issuer as specified in charter)

         Utah               	    87-0239185
(State or other jurisdiction of 	(I.R.S. Employer
incorporation or organization)	Identification No.)

2351 West Northwest Highway, Suite 2130
            Dallas, Texas                     	     75220
(Address of principal executive offices)	    	    	(Zip Code)

	                 (214)350-7602
	(Issuer's telephone number, including area code)

	                           Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)
Transitional Small Business Disclosure Format (Check One): Yes     No  x

	ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                TABLE OF CONTENTS
                                                                       Page
(a) Financial statements of business acquired.

Report of Independent Public Accountants                                  3
Financial Statements & Notes for Future Acquisitions 1995, Ltd.           4
Report of Independent Public Accountants                                 12
Financial Statements & Notes for BMC Development No. 1 Limited
Partnership                                                              13

(b) Pro Forma financial statements information

Pro Forma Lead-in Narrative                                              22
Pro Forma Balance Sheet at September 30, 1997                            23
Pro Forma Income Statement for the Nine Months Ended September 30, 1997  25
Pro Forma Income Statement for the Year Ended December 31, 1996          27
Notes to Pro Forma Combined Financial Statements                         29

Signature Page                                                           30

Report of Independent Accountants

To the Partners of
Future Acquisition 1995, Ltd.

In our opinion, the accompanying balance sheet and the related statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Future Acquisition 1995, Ltd. (a Texas limited partnership) at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Future Acquisition 1995, Ltd., as disclosed in Note 4, has extensive transactions and relationships with related parties.

PRICE WATERHOUSE LLP
April 2, 1997
Houston, Texas

               FUTURE ACQUISITION 1995, LTD.
                (a Texas limited partnership)

                      BALANCE SHEETS

                         ASSETS


                                    September 30,       December 31,
                                        1997               1996
                                    -------------       ------------
                                     (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents           $  360,687          $     1,003
   Due from general partner, net          181,487              157,690
                                      ------------       -------------
      Total current assets                542,174              158,693



   Oil and gas properties, at cost
     (successful efforts method)        5,130,554            2,417,053
   Less - accumulated depreciation,
      depletion and amortization         (523,906)            (294,160)
                                       ------------       -------------
      Net property and equipment        4,606,648            2,122,893
                                       ------------       -------------
   Organization costs, net                 22,982               28,746
                                       ------------       -------------
                                      $ 5,171,804          $ 2,310,332
                                       ============       =============

LIABILITIES AND PARTNERS' CAPITAL



CURRENT LIABILITIES:
   Accrued liabilities                $      232           $     5,357
                                      ----------         -------------
PARTNERS' CAPITAL:
   General partner                     1,086,487               779,566
   Limited partners                    4,085,085             1,525,409
                                     ------------         -------------
                                       5,171,572             2,304,975
                                     ------------         -------------
                                     $ 5,171,804           $ 2,310,332
                                     ============         =============

See accompanying notes to these financial statements.

             FUTURE ACQUISITION 1995, LTD.
             (a Texas limited partnership)

                 STATEMENTS OF INCOME

                               Nine months ended        Year ended
                                 September 30,          December 31,
                                     (Unaudited)
                              1997           1996           1996
                           ----------    -----------    ------------
INCOME:
   Oil and gas sales         $  1,596,906   $  746,078      $ 1,081,161
                             ------------   -----------    ------------

EXPENSES:
   Lease operating expense        742,627      432,846          601,245
   Severance taxes                103,900       40,948           60,784
   Depreciation, depletion
   and amortization               235,510      167,306          280,662
   General and administrative     107,601       14,180           17,462
                               -----------   ----------     -----------
                                1,189,638      655,280          960,153
                               -----------   ----------     -----------
OPERATING INCOME                  407,268       90,798          121,008


INTEREST INCOME                     1,557        3,342            3,461
                               -----------   ----------      ----------

NET INCOME                     $  408,825    $  94,140      $   124,469
                               ===========   ==========     ===========


See accompanying notes to these financial statements.

                 FUTURE ACQUISITION 1995, LTD.
                 (a Texas limited partnership)


               STATEMENT OF PARTNERS' CAPITAL
FOR THE PERIOD FROM DECEMBER 31, 1995 TO SEPTEMBER 30, 1997


                                     General     Limited     TOTAL
                                     Partner     Partner
                                  ----------  -----------   -----------
Balance, December 31, 1995        $  760,060  $ 1,163,922   $ 1,923,982

Contributions                           -         534,100       534,100

Distributions                        (32,043)    (245,533)     (277,576)

Net income                            51,549       72,920       124,469
                                  -----------  -----------   -----------

Balance, December 31, 1996           779,566    1,525,409     2,304,975

Contributions (Unaudited)            337,500    2,848,767     3,186,267

Distributions (Unaudited)            (47,242)    (681,253)     (728,495)

Net income (Unaudited)                16,663      392,162       408,825
                                  ----------- ------------   -----------
Balance, September 30, 1997
(Unaudited)                     $  1,086,487   $4,085,085    $5,171,572
                                  ===========  ===========   ===========


See accompanying notes to these financial statements.

                  FUTURE ACQUISITION 1995, LTD.
                  (a Texas limited partnership)


                    STATEMENTS OF CASH FLOWS


                                    Nine months ended       Year Ended
                                      September 30,         December 31,
                                      (Unaudited)
                                   1997          1996            1996
                                -----------     --------      -----------
CASH FLOWS FROM OPERATING
ACTIVITIES:
   Net income                     $ 408,825     $  94,140     $  124,469
   Adjustments to reconcile net
     income to net cash provided by
     operating activities:
   Depreciation, depletion and
      amortization                  235,510       167,306        280,662
   Increase in amounts due from
      general partner               (23,797)      (55,015)       (74,319)
   Increase in other assets            -          (50,000)          -
   Decrease in accrued liabilities   (5,125)      (28,582)       (77,940)
                                  ----------    ----------    -----------
   Net cash provided by operating
      activities                    615,413       127,849        252,872
                                  ----------    ----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and
      equipment                  (2,713,501)     (506,345)      (508,393)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributions by partners      3,186,267       584,099        534,100
   Distributions to partners       (728,495)     (144,615)      (277,576)
                                 -----------    -----------    ----------
   Net cash provided by
     financing activities         2,457,772       439,484        256,524
                                 -----------    -----------    ----------

NET INCREASE IN CASH AND CASH
     EQUIVALENTS                    359,684        60,988          1,003

CASH AND CASH EQUIVALENTS,
   beginning of year                  1,003          -              -
                                   ---------     ---------      ---------

CASH AND CASH EQUIVALENTS,
   end of year                    $ 360,687      $ 60,988      $   1,003
                                 ===========    ==========    ===========

See accompanying notes to these financial statements.

                  FUTURE ACQUISITION 1995, LTD.
                  (a Texas limited partnership)

                  NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 1996 is unaudited.)

1. ORGANIZATION

Future Acquisition 1995, LTD. No. 1 Limited Partnership (the Partnership), a Texas limited partnership, was formed on December
13, 1995 and is engaged primarily in the exploration, development and operation of oil and gas properties. The general partner is Future Petroleum Corporation (Future), a Texas corporation, which in such capacity is responsible for, among other things, the management of the affairs of the Partnership. EnCap Equity 1994 Limited Partnership (EnCap), a Texas limited partnership, and Energy Capital Investment Company PLC (ECIC), an English investment company, are limited partners.

On April 18, 1996, Future, EnCap and ECIC amended the original partnership agreement dated December 13, 1995 to specify additional contribution requirements, for each partner, associated with increased funding necessary to develop certain fields.

On January 29, 1997, the partners amended and restated the original partnership agreement to reflect funding and operating changes resulting from the Partnership's additional property acquisition in January 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles. Preparation of financial statements in conformity with generally accepted accounting principles and estimation of oil and gas reserves require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments
The carrying amounts of the Partnership's financial instruments, which include cash, trade accounts receivable and accrued liabilities, approximate fair value because of their short-term nature.

Cash and Cash Equivalents
Cash and cash equivalents primarily consist of all demand deposits and investments in money market funds with original maturities of three months or less when purchased, stated at cost which is equivalent to market value.

Oil and Gas Properties
The Partnership follows the successful efforts method of accounting for oil and gas acquisition, exploration and development costs. Under this method, costs of successful exploratory wells, development wells, lease and well-head equipment and all costs incurred in acquiring mineral leasehold interests are capitalized. Exploratory dry hole costs and other exploration costs, including geological and geophysical costs, delay rentals and production costs are expensed as incurred. Unproved properties are assessed periodically on a property-by-property basis and any impairment in value is currently charged to expense.

Capitalized costs relating to producing properties are depreciated and depleted on the unit-of-production method. Proved developed reserves are used in computing unit rates for drilling and development costs, and total proved reserves are used for depletion of leasehold costs.

Capitalized costs are evaluated for impairment based on an analysis of future net cash flows in accordance with Statement of Financial
Accounting Standards No. 121, "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

Maintenance and repairs are expensed as incurred; major renewals and improvements are capitalized. Gains and losses arising from sales of properties are included in income.

Organization Costs
The costs of organizing the Partnership are capitalized and amortized over a 60-month period.

Placement Fees
Placement fees are charged directly against partners' capital contributions when paid. During the year ended December 31, 1996, placement fees of $18,762 and $31,238 were charged to the capital accounts of ECIC and EnCap, respectively.

Income Taxes
No provision for federal income taxes is included in the accompanying financial statements. Since the Partnership is not subject to taxation, the tax effects of its activities accrue to the individual partners. The Partnership's tax returns are subject to examination by the federal and state taxing authorities. If such examinations result in adjustments, the tax liability of the partners, if any, would accordingly be adjusted.

Unaudited Information
The balance sheet as of September 30, 1997 and the statements of operations for the nine month periods ended September 30, 1997 and 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of September 30, 1997 and the results of operations for the nine month periods ended September 30, 1997 and 1996.

3.  OIL AND GAS PROPERTIES

In December 1995, the general partner assigned to the Partnership its rights and obligations in interests in producing properties located in Carson, Gray and Hutchinson Counties, Texas. The properties contributed by the general partner to the Partnership were assigned a value of $765,450. Additionally, the Partnership purchased further interests in properties located in Carson, Gray and Hutchinson Counties, Texas and interests in producing properties located in Midland County, Texas for $610,000 and $440,000, respectively. The acquisitions were accounted for as purchases.
The results of operations of the properties assigned and acquired are included in the Partnership's results of operations effective December 1995.

During January 1997, the Partnership acquired interests in certain producing properties located in Moore County, Texas for an adjusted purchase price of $2.1 million. Associated with this acquisition, EnCap and ECIC made capital contributions of $1,041,382 each. Also, Future contributed $100,000 cash and 180,000 shares of its restricted common stock.

4.  RELATED PARTY TRANSACTIONS

Future, as operator of the Partnership's oil and gas properties, receives revenues and pays costs and expenses associated with the properties and then allocates such activity as appropriate to the respective working interest and royalty owners. During the year ended December 31, 1996, the Partnership received oil and gas revenues from Future of $1,081,161. As of September 30, 1997 and December 31, 1996, accounts receivable of $329,722 and $218,217, respectively were due from Future. During the year ended December 31, 1996, Future was reimbursed $767,738 for operating expenses and capitalized costs incurred on behalf of the Partnership. Accounts payable due to Future as of September 30, 1997 and December 31, 1996 were $148,235 and $60,527, respectively.

In connection with the formation of the Partnership in December 1995, the parent of the general partner issued warrants to EnCap and ECIC entitling them to purchase 156,192 and 93,808 shares of the parent's common stock at a specified exercise price. Additionally, to provide the limited partners additional consideration for agreeing to the amendment dated April 18, 1996, the parent of the general partner issued warrants to EnCap and ECIC entitling them to purchase 23,429 and 14,071 shares of the parent's common stock at a specified exercise price. EnCap and ECIC have not exercised these warrants as the market price has been below the exercise price for the applicable exercise period. The value associated with these warrants is not material and has not been reflected in the respective partners' accounts.

5.  ALLOCATION TO PARTNERS

The Partnership agreement provides, among other things, that revenues and expenses, excluding depletion, depreciation and amortization expense which generally is allocated to the partners in proportion to each partner's relative capital contributions, generally are allocated 15% to the general partner and 85% to the limited partners, except for the Moore County properties which are allocated 3% to the general partner and 97% to the limited partners until such time the limited partners receive a 20% internal rate of return on their investment. After the limited partners receive a 20% internal rate of return, the revenues and expenses are allocated 75% to the general partner and 25% to the limited partners.

The Partnership agreement, as amended, in effect during the year ended December 31, 1996, provides that the Partnership maintain minimum ratios of 1.70 to 1 and 1.35 to 1, calculated as discounted projected net revenues divided by total proved reserves and total proved producing reserves, respectively. The limited partners have waived this provision of the Partnership agreement.

The allocation among the limited partners is 62.4768% to EnCap and 37.5232% to ECIC, except for the Moore County properties, which is 50% to each of EnCap and ECIC.


6.  MAJOR CUSTOMERS

Oil and gas sales to three customers constitute a significant percentage of the Partnership's revenues. There are adequate buyers or purchasers of the Partnership's production such that management believes the loss of one or more of these customers would not have a material adverse effect on the results of operations of the Partnership.

7.  COMMITMENTS AND CONTINGENCIES

In the course of its business affairs and operations, the Partnership is subject to possible loss contingencies arising from federal, state and local environmental, health and safety laws and regulations and third-party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position or results of operations of the Partnership.

8.  FINANCIAL DATA FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

During the year ended December 1, 1996, the Partnership incurred development costs of $508,393. The Partnership incurred no acquisition or exploration costs in 1996.

9. OIL AND GAS RESERVE DATA (UNAUDITED)

The following table, based on information prepared by independent petroleum engineers, summarizes changes in the Partnership's net interest in proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves:

                                           Oil               Gas
                                          (BBLS)            (MCF)
     				                ---------------------------
Balance, January 1, 1996                 183,000          1,852,000
Revisions of previous estimates            8,000            (39,000)
Production                               (27,000)          (190,000)
                                        ---------         ----------
Balance, December 31, 1996               164,000          1,623,000
                                        =========         ==========
Proved developed reserves:
January 1, 1996                          143,000          1,573,000
December 31, 1996                        164,000          1,623,000

Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The above estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

10.STANDARDIZED MEASURE OF CHANGES IN FUTURE NET REVENUES (UNAUDITED)

The standardized measure of discounted future net cash flows at December 31, 1996 relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and as such, do not necessarily reflect the Partnership's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.


                                               YEAR ENDED
                                              DECEMBER 31,
                                                 1996
                                             -------------

     Future cash inflows                    $    9,077,000
     Future production costs                    (3,859,000)
     Future development costs                      (29,000)
                                             --------------
     Future net cash flows                       5,189,000
     10% annual discount for estimated
         timing of cash flows                   (1,734,000)
                                             --------------
     Standardized measure of discounted
         future net cash flows             $     3,455,000
                                             ==============
Future net cash flows were computed using year-end prices and costs that relate to existing proved oil and gas reserves at year-end. The following are the principal sources of change in the standardized measure of discounted future net cash flows:


                                                YEAR ENDED
                                                DECEMBER 31,
                                                   1996
                                               --------------
     Sales of oil and gas produced,
          net of production costs            $     (419,000)
     Net changes in prices and production
          costs                                   2,303,000
     Revisions and other                           (223,000)
                                               --------------
          Net change                              1,661,000
     Balance, January 1, 1996                     1,794,000
                                               --------------
     Balance, December 31, 1996              $    3,455,000
                                               ==============

Report of Independent Accountants

To the Partners of
BMC Development No. 1 Limited Partnership

In our opinion, the accompanying balance sheet and the related statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of BMC Development No. 1 Limited Partnership (a Texas limited partnership) at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
April 2, 1997
Houston, Texas

            BMC DEVELOPMENT NO. 1 LIMITED PARTNERSHIP
                  (a Texas Limited Partnership)

                           BALANCE SHEETS

                               ASSETS

                         	        September 30,	     December 31,
                                          1997               1996
                                     (Unaudited)
                                    ---------------      --------------
CURRENT ASSETS:
   Cash                                $   2,287            $    2,067
   Due from general partner, net          46,662                28,234
                                    ---------------       -------------
	Total current assets                     48,949                30,301

   Oil and gas properties, at cost
      (successful efforts method)      2,378,282             1,797,985
   Less - accumulated depreciation,
      depletion and amortization        (273,824)             (131,546)
                                   	---------------	      -------------
                          		           2,104,458             1,666,439

   Organization costs, net                 4,200                 5,100
                                     -------------        -------------
			Total assets                       $2,157,607           $ 1,701,840
                                     =============        =============


               LIABILITIES AND PARTNERS' CAPITAL


CURRENT LIABILITIES:
   Accrued liabilities                 $  21,798          $     6,500
                                     ------------         ------------
PARTNERS' CAPITAL:
   General partner                       315,159              336,624
   Limited partners                    1,820,650            1,358,716
                                 			 ------------	        ------------
                                 			   2,135,809            1,695,340
                                     ------------         ------------

Total liabilities and partners'
      capital                         $2,157,607          $ 1,701,840
                                     ============         ============

See accompanying notes to these financial statements.

            BMC DEVELOPMENT NO. 1 LIMITED PARTNERSHIP
                 (a Texas Limited Partnership)

                     STATEMENTS OF INCOME


                                             Period from     Period from
                             Nine Months     Inception       Inception
                               Ended      (April 4, 1996)  (April 4, 1996)
                            September 30,  To September 30  To December 31,
                                 1997          1996              1996
                            ------------   ---------------  --------------
                             (Unaudited)
INCOME:
   Oil and gas sales        $   333,501     $     250,591  $    316,734

EXPENSES:
   Lease operating expense      124,992            64,537        93,158
   Severance taxes               21,520            14,734        18,347
   Depreciation, depletion
      and amortization          143,178            90,477       132,446
   General and administrative    26,282             5,066        10,075
                              -----------      ------------   -----------
                                315,972           174,814       254,026
                              -----------      ------------   -----------
OPERATING INCOME                 17,529            75,777        62,708

INTEREST INCOME                     988               238           595
                              -----------      ------------    ----------
NET INCOME                  $    18,517      $     76,015    $   63,303
                              ===========      ============    ==========

See accompanying notes to these financial statements.

             BMC DEVELOPMENT NO.1 LIMITED PARTNERSHIP
                  (a Texas Limited Partnership)

                 STATEMENTS OF PARTNERS' CAPITAL


                             General          Limited
                             Partner         Partners        Total
                           ----------       ----------    ----------
Contributions              $ 360,295       $1,451,160     $1,811,455

Distributions                (26,914)        (152,504)      (179,418)

Net income for the period
from inception (April 4,
1996) to December 31, 1996     3,243           60,060         63,303
                           ----------       ----------    -----------
Balance, December 31, 1996   336,624        1,358,716      1,695,340

Contributions (Unaudited)       -             613,000        613,000

Distributions (Unaudited)    (24,700)        (166,348)      (191,048)

Net income (Unaudited)         3,235           15,282         18,517
                           ----------       ---------      ----------
Balance, September 30, 1997
 (Unaudited)               $ 315,159       $1,820,650    $ 2,135,809
                           ==========       ==========     ==========

See accompanying notes to these financial statements.

           BMC DEVELOPMENT NO. 1 LIMITED PARTNERSHIP
              (a Texas Limited Partnership)

               STATEMENTS OF CASH FLOWS

                                            Period from      Period from
                             Nine Months     Inception       Inception
                                Ended      (April 4, 1996) (April 4, 1996)
                            September 30,  To September 30  To December 31,
                                 1997          1996              1996
                            -------------  ---------------  ---------------
                             (Unaudited)
CASH FLOWS FROM
OPERATING ACTIVITIES:
   Net income                 $     18,517    $     76,015     $   63,303
   Adjustments to reconcile
      net income to net cash
      provided by operating
      activities:

   Depreciation, depletion
      and amortization             143,178          90,477        132,446
   Increase in amounts due
      from general partner         (18,428)        (60,324)       (28,234)
   Increase in accrued
      liabilities                   15,298         140,117          6,500
                              ------------       ----------	     ----------
   Net cash provided by
      operating activities         158,565         246,285        174,015


CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to oil and gas
      properties                  (580,297)       (523,163)      (762,690)
   Organization costs                 -             (6,000)        (6,000)
                               ------------      -----------	----------
   Net cash used for investing
      activities                  (580,297)       (529,163)      (768,690)


CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributions by partners       613,000       1,226,160      1,451,160
   Distributions to partners      (191,048)       (122,229)      (179,418)
   Payment of general partner
      indebtedness by Partnership     -           (675,000)      (675,000)
                               ------------      -----------     ----------
   Net cash provided by
      financing activities         421,952         428,931        596,742
                               ------------      -----------     ----------

NET INCREASE IN CASH AND CASH
   EQUIVALENTS                         220         146,053          2,067

CASH AND EQUIVALENTS,
   beginning of period               2,067            -              -
                               ------------      -----------    	----------

CASH AND EQUIVALENTS,
   end of period               $     2,287    $    146,053     $    2,067
                               ============      ===========      ==========

SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING ACTIVITIES -
Approximate value of oil and
gas properties contributed
by general partner             $     -        $  1,035,295     $  1,035,295
                               ============     ============      ===========


See accompanying notes to these financial statements.

              BMC DEVELOPMENT NO 1 LIMITED PARTNERSHIP
                   (a Texas Limited Partnership)

                  NOTES TO FINANCIAL STATEMENTS
(The period subsequent to December 31, 1996 is unaudited.)

1.  ORGANIZATION

BMC Development No. 1 Limited Partnership (the Partnership), a Texas limited partnership, was formed on April 4, 1996 and is engaged primarily in the exploration, development and operation of oil and gas properties. The general partner is Benson-McCown & Company (Benson-McCown), a Texas corporation, which in such capacity was responsible for, among other things, the management of the affairs of the Partnership. EnCap Equity 1994 Limited Partnership (EnCap), a Texas limited partnership, and Energy Capital Investment Company PLC (ECIC), an English investment company, are limited partners.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles. Preparation of financial statements in conformity with generally accepted accounting principles and estimation of oil and gas reserves require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Oil and Gas Properties
The Partnership follows the successful efforts method of accounting for oil and gas acquisitions, exploration and development costs. Under this method, costs of successful exploratory wells, development wells, lease and well-head equipment and all costs incurred in acquiring mineral leasehold interests are capitalized. Exploratory dry hole costs and other exploration costs, including geological and geophysical costs, delay rentals and production costs are expensed as incurred. Unproved properties are assessed periodically on a property-by-property basis and any impairment in value is currently charged to expense.

Capitalized costs relating to producing properties are depreciated and depleted on the unit-of-production method. Proved developed reserves are used in computing unit rates for drilling and development costs, and total proved reserves are used for depletion of leasehold costs. Capitalized costs are evaluated for impairment based on an analysis of future net cash flows in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

Maintenance and repairs are expensed as incurred; major renewals and improvements are capitalized. Gains and losses arising from sales of properties are included in income.

Organization Costs
The costs of organizing the Partnership are capitalized and amortized over a 60-month period.

Placement Fees
Placement fees are charged directly against partners' capital contributions when paid. During the period from inception
(April 4, 1996) to December 31, 1996, placement fees of $12,500 and $12,500 were charged to the capital accounts of ECIC and EnCap, respectively.

Financial Instruments
The carrying amount of the Partnership's financial instruments, which includes cash, trade accounts receivable and accrued liabilities, approximates fair value because of the short-term nature of these instruments.

Income Taxes
No provision for federal income taxes is included in the accompanying financial statements. Since the Partnership is not subject to taxation, the tax effects of its activities accrue to the individual partners.
The Partnership's tax returns are subject to examination by the federal and state taxing authorities. If such examinations result in adjustments, the tax liability of the partners, if any, would accordingly be adjusted.

Unaudited Information
The balance sheet as of September 30, 1997 and the statements of operations for the nine month periods ended September 30, 1997 and 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of September 30, 1997 and the results of operations for the nine month periods ended September 30, 1997 and 1996.

3.  OIL AND GAS PROPERTIES

Effective February 1996, Benson-McCown assigned to the partnership three wells in the Ashby and Dunlop leases in Lubbock, Texas, and eight wells in Grant County, Oklahoma. At inception (April 4, 1996), the Partnership recorded these properties at their estimated fair market value of approximately $1,035,295, adjusted for the operations between the effective date of February 1, 1996 and the closing date of April 4, 1996. The results of operations of the properties assigned are included in the Partnership's results of operations effective April 4, 1996.

4.  RELATED PARTY TRANSACTIONS

Benson-McCown, as operator of the Partnership's oil and gas properties, receives revenues and pays costs and expenses associated with the properties and then allocates such activity as appropriate to the respective working interest and royalty owners. During the period from inception (April 4, 1996) to December 31, 1996, the Partnership received oil and gas revenues from Benson-McCown of $316,734. At September 30, 1997 and December 31, 1996, accounts receivable of $65,097 and $84,370, respectively were due from Benson-McCown. During the period from inception (April 4,1 1996) to December 31, 1996, the general partner was reimbursed $44,356 for operating expenses and capitalized costs incurred on behalf of the Partnership. Accounts payable due to Benson-McCown as of September 30, 1997 and December 31, 1996 were $18,435 and $56,136, respectively.

During the period from inception (April 4, 1996) to December 31,
1996, the Partnership paid to a third party on behalf of the general partner $675,000 of indebtedness associated with the contributed properties.

5.  ALLOCATION TO PARTNERS

The Partnership agreement provides, among other things, that revenues and expenses, excluding depletion, depreciation and amortization expense, which is allocated to the partners in proportion to each partner's relative capital contributions, generally are allocated 15% to the general partner and 85% to the limited partners until such time the limited partners receive a 20% internal rate of return on their investment. After the limited partners receive a 20% internal rate of return but prior to a 25% internal rate of return, the revenues and expenses generally are allocated 50% to the general partner and 50% to the limited partners. After the limited partners receive a 25% internal rate of return, the revenues and expenses are allocated 75% to the general partner and 25% to the limited partners.

The allocation among the limited partners is 50% to EnCap and 50% to ECIC.


6.  MAJOR CUSTOMERS

Oil and gas sales to three customers constitute a significant percentage of the Partnership's revenues. There are adequate buyers or purchasers of the Partnership's production such that management believes the loss of one or more of these customers would not have a material adverse effect on the results of operations of the Partnership.

7.  COMMITMENTS AND CONTINGENCIES

In the course of its business affairs and operations, the Partnership is subject to possible loss contingencies arising from federal, state and local environmental, health and safety laws and regulations and third-party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position or results of operations of the Partnership.

8.  FINANCIAL DATA FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following table sets forth certain information with respect to the oil and gas producing activities of the Company:


                                                      Year Ended
                                                      December 31,
                                                         1996
                                                      ------------
Costs incurred in oil and gas producing activities:
    Acquisition of proved properties                  $     -
    Acquisition of unproved properties                      -
    Exploration cost                                        -
    Development costs                                    762,690
                                                     -------------
			Total costs incurred                               $  762,690

9.  OIL AND GAS RESERVE DATA (UNAUDITED)

The following table, based on information prepared by independent petroleum engineers, summarizes changes in the estimates of the Partnership's net interest in total proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves:


                                            Oil          Gas
                                           (BBLS)       (MCF)
                                          --------   ---------

Balance April 4, 1996                        -            -
Purchase of minerals in place             553,000    1,289,000
Production                                (10,000)     (75,000)
                                          --------   ----------
Balance, December 31, 1996                543,000    1,214,000

At December 31, 1996, 157,000 barrels of oil and 715,000 mcf of gas were classified as proved developed.

Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The above estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

10. STANDARDIZED MEASURE OF CHANGES IN FUTURE NET REVENUES
(UNAUDITED)

The standardized measure of discounted future net cash flows at December 31, 1996 relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and as such, do not necessarily reflect the Partnership's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.


                                                YEAR ENDED
                                               DECEMBER 31,
                                                  1996
                                             ---------------
Future cash inflows                          $  17,058,000
Future production costs                         (6,731,000)
Future development costs                        (2,054,000)
Future net cash flows                            8,273,000
10% annual discount for estimated timing
of cash flows                                   (4,416,000)
                                             --------------
Standardized measure of discounted future
net cash flows                              $    3,857,000
                                             ==============

Future net cash flows were computed using year-end prices and costs that relate to existing proved oil and gas reserves at year-end. The following are the principal sources of change in the standardized measure of discounted future net cash flows:


                                              YEAR ENDED
                                              DECEMBER 31,
                                                 1996
                                             -------------

Sale of oil and gas produced, net of
production costs                         $     (205,000)
Purchase of minerals in place                 4,062,000
		Net change                                  3,857,000
Balance, April 4, 1996                             -
                                          --------------
Balance, December 31, 1996                $   3,857,000
                                          ==============

Future Petroleum Corporation
Unaudited Pro Forma Financial Statements

The following unaudited pro forma combined financial statements are derived from the financial statements of Future Petroleum Corporation
(the Company) and Future Acquisition 1995, Ltd. Partnership, BMC Development Partnership, and the Gecko Booty #1 Partnership. In
November 1997, the Company acquired the partnership interests of the first two partnerships and substantially all the assets of the third for a total combined purchase price of $6.6 million in notes and 1,575,000 shares of the company's common stock. The Unaudited Pro Forma Income Statement for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been prepared assuming the acquisition had been consummated as of the beginning of the respective periods.
The Unaudited Pro Forma Balance Sheet as of September 30, 1997 has been prepared as if the acquisition had been consummated on September 30, 1997.

Oil and gas producing operations of the three partnerships have been accounted for on the successful efforts method of accounting in their historical financial statements, while the Company uses the full cost method. Therefore, the pro forma adjustments include certain adjustments necessary to place the combined entity on the full cost method in addition to adjustments necessary to reflect the acquisitions as if they had occurred on the dates indicated.

The unaudited combined pro forma financial statements should be read in conjunction with the notes thereto and with the financial statements of the Company as included in its Forms
10-QSB and 10-KSB and the financial statements of the partnerships included herein.

The unaudited combined pro forma financial statements are not indicative of the financial position or results of operations of the Company which would actually have occurred if the acquisition of the partnerships had occurred at the dates presented or which may be obtained in the future.
In addition, future results may vary significantly from the results reflected in such statements due to normal oil and gas production declines, changes in prices paid for oil and gas, future acquisitions, drilling activity and other factors.

             FUTURE PETROLEUM CORPORATION
    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
             SEPTEMBER 30, 1997

                                  Future
                               Future    Acquisition    BMC         Gecko
                             Petroleum    1995 Ltd.    Develop.     Booty
                             ---------   -----------   ---------  --------
Current Assets:
Cash and cash
   Equivalents                124,674      360,687        2,287    5,000
Current portion of
   notes receivable           146,177
Trade Accounts
   receivable                 431,424                             24,490
Due from general
   partner, net                           181,487       46,662
                           ----------     --------     --------  -------
Total current assets         702,275      542,174       48,949    29,490
                           ---------------------------------------------
Oil and gas properties
  at cost (successful
  efforts method)            858,335    5,130,554    2,378,282 1,688,948
Lease operating
  rights                     609,113

Less - accumulated
  depreciation,
  depletion and
  amortization              (258,242)   (523,906)     (273,824) (932,385)
                         ------------------------------------------------
                           1,209,206   4,606,648     2,104,458   756,563
                         ------------------------------------------------
Other Assets:                 50,418      22,982         4,200
                         ------------------------------------------------
                           1,961,899   5,171,804     2,157,607   786,053
                         ================================================


Liabilities and
  Stockholders' or
  Partners' Equity

Current liabilities:
Trade accounts
  payable                   166,837
Current portion
  of notes payable           23,382
Accrued oil and gas
  proceeds payable          349,771
Accrued liabilities                        232       21,798      1,925
Due to general partner
  or shareholder             35,000                             12,358
                          --------------------------------------------
                            574,990        232       21,798     14,283
                          --------------------------------------------

Deferred tax liability

Long Term
  Liabilities:              86,227


Partners' Capital
Common stock and
 paid in capital         1,333,577
Partners' Capital                    5,171,572    2,135,809   771,770
Accumulated deficit        (32,895)
                       ----------------------------------------------
                         1,300,682   5,171,572    2,135,809   771,770
                       ----------------------------------------------
                         1,961,899   5,171,804    2,157,607   786,053
                       ==============================================

See accompanying notes to Unaudited Pro Forma Combined Financial Data

          FUTURE PETROLEUM CORPORATION
     UNAUDITED PRO FORMA COMBINED BALANCE SHEET
             SEPTEMBER 30, 1997

                            Pro Forma Adjustments           Pro Forma
                             DR                CR           Combined
                            ------------ --  --------- -- -----------
Current Assets:
Cash and cash Equivalents                                    492,648
Current portion of notes
    receivable                                               146,177
Trade Accounts receivable                                    455,914
Due from general partner, net                181,487    4     46,662
                           ------------ --   --------- --  ---------
     Total current assets                    181,487       1,141,401
                           -----------------------------------------
Oil and gas properties
  at cost (successful
  efforts method)          802,216       1                11,933,335
                           740,000       2
                           335,000       3
Lease operating
  rights                                      335,000   3    274,113
Less - accumulated
  depreciation,
  depletion and
  amortization            1,730,115      1                 (258,242)
                          ------------------------------------------
                          3,607,331           335,000     11,949,206
                          ------------------------------------------
Other Assets:                                                 77,600
                          ------------------------------------------
                          3,607,331           516,487     13,168,207
                          ==========================================



Liabilities and
  Stockholders' or
  Partners' Equity

Current liabilities:
Trade accounts
  payable                                                   166,837
Current portion
  of notes payable                          412,500    1    435,882
Accrued oil and gas
  proceeds payable        181,487     4                      168,284
Accrued liabilities                                           23,955
Due to general partner
  or shareholder                                              47,358
                          ------------------------------------------
                          181,487           412,500          842,316
                          ------------------------------------------

Deferred tax liability                      740,000    2     740,000

Long Term
  Liabilities:                            6,187,500    1   6,273,727

Partners' Capital
Common stock and
 paid in capital                          4,011,482    1   5,345,059
Partners' Capital        8,079,151   1                          -
Accumulated deficit                                          (32,895)
                         --------------------------------------------
                         8,079,151        4,011,482        5,312,164
                         --------------------------------------------
                         8,260,638       11,351,482       13,168,207
                         ============================================


See accompanying notes to Unaudited Pro Forma Combined
Financial Data

           FUTURE PETROLEUM CORPORATION
    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                  Future
                      Future    Acquisition    BMC         Gecko
                    Petroleum    1995 Ltd.    Develop.     Booty
                    --------------------------------------------
Income:
Oil and gas sales    175,696     1,596,906     333,501    275,822
Well operation fees  168,023
                    ---------   -----------   ---------  --------
                     343,719     1,596,906     333,501    275,822
                    ---------------------------------------------
Expenses:
Lease operating
   expense and
   severance taxes   147,278      846,527      146,512     89,390
Depreciation,
   depletion and
   amortization       88,040      235,510      143,178    234,273
Interest               4,221
General and admin.   126,547      107,601       26,282     42,871
                    --------     ---------     --------   --------
                     366,086    1,189,638      315,972    366,534
                    ----------------------------------------------
Operating
income/(loss)        (22,367)     407,268       17,529    (90,712)


Other Income:         41,910        1,557          988     86,369

Income (loss) before
  taxes               19,543      408,825       18,517     (4,343)

Deferred tax
   benefit
                    ---------------------------------------------
Net income/(loss)     19,543      408,825       18,517     (4,343)
                    =============================================
Income (loss)
   per share            0.01
                    =============================================

Weighted average
   shares          3,800,000
                   ==============================================

See accompanying notes to Unaudited Pro Forma Combined Financial Data.

          FUTURE PETROLEUM CORPORATION
    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997



                            Pro Forma Adjustments           Pro Forma
                             DR                CR           Combined
                            ------------ --  --------- -- -----------
Income:
Oil and gas sales           90,065        9                2,291,860
Well operation fees        146,180       10                   21,843
                           -----------------------------------------
                           236,245                         2,313,703
                           -----------------------------------------
Expenses:
Lease operating
   expense and
   severance taxes                              47,744  9 1,035,783
                                               146,180 10
Depreciation,
   depletion and
   amortization           588,000        5     701,001  6   588,000
Interest                  493,000        7                  497,221
General and admin.                               7,799  9   295,502
                          -----------------------------------------
                        1,081,000               902,724   2,416,506
                         ------------------------------------------
Operating
income/(loss)           (844,755)              (902,724)  (102,803)

Other Income               86,369        8                   44,221
                              234        9

Income (loss) before
  taxes                  (758,152)             (902,724)   (58,582)

Deferred tax
   benefit                                        1,000 11   1,000
                     ---------------------------------------------
Net income/(loss)       (758,152)              (901,724)  (57,582)
                     =============================================
Income (loss)
   per share               (0.48)       19                   (0.01)
                    ==============================================

Weighted average
   shares              1,575,000        19               5,375,000
                    ==============================================

See accompanying notes to Unaudited Pro Forma Combined Financial Data.

            FUTURE PETROLEUM CORPORATION
      UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 Future
                      Future    Acquisition    BMC         Gecko
                    Petroleum    1995 Ltd.    Develop.     Booty
                    ---------   -----------   ---------  --------
Income:
Oil and gas sales    224,000     1,081,161     316,734    707,440
Well operation fees  154,000
                    ---------   -----------   ---------  --------
                     378,000     1,081,161     316,734    707,440
                    ---------------------------------------------
Expenses:
Lease operating
   expense and
   severance taxes   187,000      662,029      111,505    196,083
Depreciation,
   depletion and
   amortization       99,000      280,662      132,446    455,912
Interest               6,000
General and admin.   120,000       17,462       10,075     29,329
                    --------     ---------     --------   --------
                     412,000      960,153      254,026    681,324
                    ----------------------------------------------
Operating
income/(loss)        (34,000)     121,008       62,708     26,116


Other Income:
Interest income       42,000        3,461          595
Miscellaneous income  41,000
Gain on sale
   of assets         102,000                               25,000
                    --------      --------     --------  --------
                     185,000        3,461          595     25,000
                    ---------------------------------------------

Income (loss) before
   income tax        151,000      124,469       63,303     51,116

Income tax (expense)
   benefit           (32,000)
                    ---------------------------------------------
Net income/(loss)    119,000      124,469       63,303     51,116
                    =============================================
Income (loss)
   per share            0.03
                    =============================================

Weighted average
   shares          3,472,000
                   ==============================================
See accompanying notes to Unaudited Pro Forma Combined Financial Data

          FUTURE PETROLEUM CORPORATION
      UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
         FOR THE YEAR ENDED DECEMBER 31, 1996

                            Pro Forma Adjustments           Pro Forma
                             DR                CR           Combined
                            ------------ --  --------- -- -----------
 Income:
Oil and gas sales           162,000      13                2,167,335
Well operation fees         134,000      12                   20,000
                            -------      --  --------- -- -----------
                            296,000                        2,187,335
                            -----------------------------------------
Expenses:
Lease operating
   expense and
   severance taxes                          134,000   12     923,617
                                             99,000   13
Depreciation,
   depletion and
   amortization             804,000    14   968,020   15      804,000
Interest                    651,000    16                     657,000
General and admin.                            3,000   13      173,866
                           --------    --  --------   --    ---------
                          1,455,000       1,204,020         2,558,483
                          -------------------------------------------
Operating
income/(loss)            (1,159,000)     (1,204,020)        (371,148)

Other Income:
Interest income                                               46,056
Miscellaneous income                                          41,000
Gain on sale
   of assets                 25,000    17                    102,000
                           --------    --  ----------  --   ---------
                             25,000                          189,056
                          ------------------------------------------
Income (loss) before
   income tax             (1,134,000)      (1,204,020)      (182,092)

Income tax (expense)
   benefit                                     96,000  18     64,000
                           ------------------------------------------
Net income/(loss)          (1,134,000)      (1,108,020)     (118,092)
                           ==========================================

Income (loss)
   per share                  (0.72)  19                       (0.02)
                           ==========================================
Weighted average
   shares                  1,575,000  19                    5,047,000
                           ==========================================

See accompanying notes to Unaudited Pro Forma Combined Financial Data.

               Future Petroleum Corporation
     Notes to Unaudited Pro Forma Combined Financial Data


1 To record the purchase of the partnerships' properties for a $6,600,000 note payable and the issuance of 1,575,000 shares of Future Petroleum Corporation common stock as if the properties had been acquired on September 30, 1997. The equity issuance was valued based upon the estimated market value of the acquired reserves.

2 To record the deferred tax liability, and associated increase in oil and gas properties, for the difference in the book and the tax bases of the oil and gas properties purchased.

3 To reclassify lease operating rights associated with the properties purchased into the Company's oil and gas properties.

4 To eliminate the oil and gas revenue receivable of Future
Acquisition 1995, Ltd. due from the Company.

5 To record the pro forma depletion adjustment to reflect the Company's depletion expense as if the properties had been acquired on January 1, 1997.

6 To reverse historical depletion expense recorded by Future
Petroleum Corp. and each partnership for the nine months ended September 30, 1997.

7 To record interest expense on the $6,600,000 notes payable that would have been incurred had the properties had been acquired on January 1, 1997.

8 To eliminate the gain recorded by the Gecko Booty Partnership on the sale of oil and gas properties, as the gain would be a reduction of oil and gas properties under full cost accounting.

9 To eliminate the revenues and expenses allocated to the Company from the Future Acquisition 1995, Ltd. Partnership for the nine months ended September 30, 1997.

10 To eliminate well operation fees charged to Future
Acquisition 1995, Ltd. Partnership by the Company for the nine months ended September 30, 1997

11 To record the deferred tax benefit for the nine months ended September 30, 1997 as if the properties had been acquired on January 1, 1997.

12 To eliminate well operation fees charged to Future
Acquisition 1995, Ltd. Partnership by the Company for the year ended December 31, 1996.

13 To eliminate the revenues and expenses allocated to the Company from the Future Acquisition 1995, Ltd. Partnership for the year ended December 31, 1996.

14 To record the pro forma depletion adjustment to reflect the Company's depletion expense as if the properties had been acquired on January 1, 1996.

15 To reverse historical depletion expense recorded by Future
Petroleum Corp. and each partnership for the year ended December
31, 1996.

16 To record interest expense on the $6,600,000 notes payable that would have been incurred had the properties been acquired on January 1, 1996.

17 To eliminate the gain recorded by the Gecko Booty Partnership on the sale of oil and gas properties, as the gain would be a reduction of oil and gas properties under full cost accounting.

18 To record the deferred tax benefit for the year ended December
31, 1996 as if the properties had been acquired on January 1, 1996.

19 To record the effect on income/(loss) per share as if the acquisition had occurred at the beginning of the period.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

			FUTURE PETROLEUM CORPORATION
					(Registrant)




Dated:  February 26, 1998	By:       /s/ B. Carl Price
			            B. Carl Price, President,
            			Principal Financial and Accounting Officer